Exhibit 16




[JR]  James  E.  Raftery,  CPA,  PC
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606  N.  Stapley  Drive                                          (480)  835-1040
Mesa,  Arizona  85203                                       FAX  (480)  835-8832




March 25, 2004


Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


Commissioners:

I have read the statements made by AZCO Mining, Inc., which I understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K/A report dated March 25, 2004. I agree with the statements concerning my Firm in such Form 8-K/A.



Very  truly  yours,

/s/  James  E.  Raftery

James  E.  Raftery,  CPA  PC


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